UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2023

Gelesis Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39362	84-4730610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Boylston Street Suite 6102
Boston, Massachusetts		02116
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617)456-4718

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed by Gelesis Holdings, Inc. (the “Company”) with the SEC on February 23, 2023, on February 21, 2023, the Company and Gelesis, Inc., a subsidiary of the Company (the “Co-Issuer” and together with the Company, the “Notes Issuers”), entered into a Note and Warrant Purchase Agreement, dated February 21, 2023 (the “NPA”), with Gelesis 2012, Inc., Gelesis, LLC, and other subsidiaries of the Notes Issuers party thereto from time to time (the “Guarantors” and collectively with the Notes Issuers, the “Note Parties”) and PureTech Health LLC (the “Initial Investor”), pursuant to which, on February 21, 2023, for a cash purchase price of $5.0 million: (i) the Notes Issuers issued a short term convertible senior secured note of the Company in the aggregate principal amount of $5.0 million (the “Initial Note”) to the Initial Investor and (ii) the Company issued to the Initial Investor warrants to purchase 23,688,047 shares of common stock, par value $0.0001, of the Company (the “Common Stock”). As previously disclosed, pursuant to the NPA, at the Company’s option at any time after those certain conditions enumerated in the NPA (the “Conditions”) are first satisfied, or otherwise waived by the Initial Investor, the Company shall sell and issue to the Initial Investor additional notes in an aggregate principal amount of up to $5.0 million (the “Additional Notes,” collectively with the Initial Note, the “Notes”).

In addition, as previously disclosed in the Current Report on Form 8-K filed by the Company with the SEC on May 3, 2023, on May 1, 2023, the Note Parties entered into Amendment No. 1 to the NPA (the “Amendment”), pursuant to which, among other things, for a cash purchase price of $2.0 million: (i) the Initial Investor waived the Conditions with respect to the issuance of $2.0 million aggregate principal amount of Additional Notes (the “Second Closing Notes”) to the Initial Investor and the Note Parties and the Initial Investor amended the Conditions for future issuances of Additional Notes (the “Amended Conditions”), (ii) the Notes Issuers issued to the Initial Investor the Second Closing Notes and (iii) the Company issued to the Initial Investor additional warrants to purchase up to 192,307,692 shares of Common Stock, at an exercise price of $0.0182. Except as set forth in the Amendment, all other terms of the Notes and Warrants remain in full force and effect.

Limited Waiver to the NPA and Issuance of Additional Notes

On May 26, 2023, the Note Parties entered into a Limited Waiver to the NPA (the “Waiver”), pursuant to which the Initial Investor waived the Amended Conditions with respect to the issuance of $350,000 aggregate principal amount of Additional Notes (the “Third Closing Notes”) to the Initial Investor. Pursuant to the NPA and the Waiver, on May 26, 2023, for a cash purchase price of $350,000: (i) the Notes Issuers issued to the Initial Investor the Third Closing Notes and (ii) the Company issued to the Initial Investor additional warrants to purchase up to 43,133,803 shares of Common Stock, at an exercise price of $0.0142 (the “Third Closing Warrants”).

The Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and are sold in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, and on similar exemptions under applicable state laws. The NPA, as amended, provides for registration rights with respect to all shares of Common Stock issuable upon conversion of the Notes and upon exercise of the Warrants pursuant to which the Company is required to file a shelf registration statement under the Securities Act to register such shares for resale.

The foregoing descriptions of the Waiver, the Third Closing Notes and the Third Closing Warrants do not purport to be complete and are qualified in its entirety by the full text of such agreements, which are attached as exhibit 10.1, 10.2 and 10.3 to this Current Report and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K to the extent applicable is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K to the extent applicable is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Limited Waiver to Note and Warrant Purchase Agreement, dated May 26, 2023, by and among Gelesis Holdings, Inc., Gelesis, Inc., Gelesis 2012, Inc., Gelesis LLC and PureTech Health LLC
10.2	Convertible Senior Secured Promissory Note, dated May 26, 2023, issued to PureTech Health LLC
10.3	Warrant, dated May 26, 2023, issued to PureTech Health LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gelesis Holdings, Inc.

Date:	May 31, 2023	By:	/s/ Elliot Maltz
Elliot Maltz Chief Financial Officer (Principal Financial Officer and Accounting Officer)